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                                                                    Exhibit 99.1

Tangram Enterprise Solutions, Inc.
Fourth Quarter and Year-end 2001 Financial Results Conference Call

Date:        February 19, 2002   2:00 p.m. EST

Speakers:    Norm Phelps, president and CEO
             John Nelli, senior vice president and chief financial officer
             Ron Nabors, senior vice president of worldwide sales and customer care

Operator:
Ladies and gentlemen, thank you for standing by and welcome to Tangram Enterprise Solutions' Fourth Quarter and Year end 2001 Investor Conference Call. At this time, all participants are in a listen only mode. At the conclusion of the company's formal remarks we will conduct a question and answer session. At that time, I will provide instructions on how to ask questions.

As a reminder, this call is being recorded on Tuesday, February 19, 2002. At the conclusion of the call, an audio replay will be available from Tangram's Web site for 14 days or by dialing 1-888-509-0082 until February 26.

At this time I would like to turn the call over to Tracey Minnich of Tangram Enterprise Solutions.

Tracey Minnich:
Thank you. And thank you all for joining us this afternoon. I am here with Norm Phelps, president and CEO of Tangram, John Nelli, Tangram's chief financial officer, and Ron Nabors, senior vice president of worldwide sales and customer care. We will follow a standard format today with Mr. Nelli presenting a brief recap of our Q4 and year-end financial performance, followed by Mr. Phelps and Mr. Nabors commenting on Tangram's accomplishments and our go-forward plans. At the conclusion of the prepared statements, we will be happy to answer any questions you may have.

Before we begin, let me remind all participants that statements made in this conference call regarding expectations of future business, operating results, or other performance factors including any statements regarding strategies of Tangram are forward looking for the purpose of the SEC statutes, including, among others, statements containing the words "believes," "anticipates," "estimates," "expects," and words of similar import. These forward-looking statements are not guarantees of the future performance of Tangram and actual results may vary materially from the results and expectations discussed in this conference call. Such forward looking statements, including statements about the market acceptance of our asset management offering, Enterprise Insight, as well as sales growth and profitability expectations are based upon information available to management as of today's date. Tangram's revenues and operating results are subject to a number of risk factors, including (1) substantial variability in quarter-to-quarter revenues and long sales cycles that make estimation of operating results prior to the end of a quarter extremely uncertain; (2) the current downturn in technology capital spending, which if continued, could have an adverse effect on our future revenues and operating results; and (3) intense competition for our products. The risks affecting our business are identified and described in more detail in Tangram's SEC filings. We encourage

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investors in Tangram common stock to read this information carefully. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

I will now turn the call over to John Nelli.

John Nelli:
Good afternoon. Let me take a just a few minutes and cover our financial results.

Earlier this morning, Tangram released its fourth quarter and year end 2001 financial results. Following the format established in our third quarter call, my discussion today will focus on a sequential quarter over quarter performance analysis, as we believe Tangram's performance and success can best be measured on its quarterly improvement. At the end of the call, I will be happy to answer questions on our fourth quarter release or other matters discussed here today.

Total revenues for the quarter ended December 31, 2001 were up 26% to $4.7 million from $3.8 million reported in the third quarter of 2001. Product and license revenue grew from $1.8 million in Q3 to $2.9 million in Q4, or a 61% increase. Contributing to this growth was the market acceptance of new product functionality features, specifically software monitoring, which was instrumental in the solid revenue performance of our European partners, which accounted for 26% of Q4 product and license revenue as well as the increased attention on disaster recovery and security within the governmental sector which accounted for 34% of new license revenues.

Services revenue, which includes post-contract customer support agreements and professional consulting services, was $1.8 million, down slightly from $2.0 million reported in Q3, reflecting the slowdown in corporate services spending following the events of September 11th and the continued reduction in maintenance revenue from the company's legacy product lines. As we have focused our efforts on our core asset management offerings and away from automated software distribution and the traditional mainframe product lines, we have predicted that this trend of declining AM:PM and Arbiter PCS revenue and maintenance renewals to continue.

Gross margin for the quarter ended December 31, 2001 improved to 77%, up from 68% in the third quarter of 2001. These results reflect, in part, the successful transition from an indirect domestic sales channel to a direct sales effort, which focuses on delivering a compelling value solution to the customer, a clearer understanding of the customers needs and the preservation and improvement in product margins.

We are pleased with our quarter over quarter revenue increase, particularly given the current downtown in technology capital spending brought on by weak economic conditions in the global market place, compounded by the substantial economic and political uncertainties related to the events of September 11.

For the fourth quarter ended December 31, 2001, the Company reported a net profit of $213,000, or $0.01 per share, as compared to a third quarter loss of $680,000, or $0.04 per share. On an EBITDA basis, the company's performance continues to show steady improvement with a positive $837,000 reported in Q4. EBITDA is defined as earnings before interest, taxes, depreciation and amortization after adding back the cost of capitalized software development cost for the period.

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For the year, total revenues increased 10% to $15.4 million, up from $14.0 million in 2000. Contributing to this growth was a 32% increase in revenues from the company's core asset management offering. For the year, the company reported improved bottom line performance, reducing the reported loss of $3.9 million, or $0.24 per share, in 2000 to a loss of $1.8 million, or $0.11 per share for 2001. The company significantly improved its EBITDA performance, from a loss of $3.0 million in 2000 to a loss of $125,000 in 2001.

As of today, our liquidity position remains healthy with over $775,000 of cash on hand, $4.5 million in trade receivables, and $2.4 million of borrowing capacity on our $3 million line of credit. Since the beginning of 2001, the company has reduced its annual cash operating cost by over $1.2 million.

Moving on to some financial reporting matters, in July 2001, the FASB issued two significant financial pronouncements SFAS No. 141, which addresses Business Combinations, and SFAS No. 142, related to Goodwill and Other Intangible Assets. SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. The Company has always used the purchase method when accounting for past business combinations and thus no change in procedures is required going forward.

SFAS No. 142 requires that goodwill and intangible assets with indefinite useful lives to no longer be amortized, but instead, tested for impairment at least annually in accordance with the provisions of SFAS No. 142. The Company is required to adopt the provisions of SFAS No. 142 on January 1, 2002. Upon adoption of SFAS No. 142, the Company is required to perform an initial testing of impairment. The required initial benchmark evaluation was performed as of January 1, 2002 resulting in no impairment in the value of the Company's recorded goodwill and intangible assets.

I'll now turn the call over to Norm Phelps.

Norm Phelps:
Thanks John. And once again I would like to welcome you and thank you for participating in this call.

Let me begin by saying that we are very pleased and encouraged by the growth that Tangram achieved in the fourth quarter and for the year. Despite the economic downturn in 2001, Tangram was able to significantly improve its revenue position for the second sequential quarter. And, despite the dramatic slowdown in technology spending, Tangram was able to increase revenues from its asset management products and services offering by 76% in Q4 on a comparable quarter basis and by 32% for the year. We believe these outstanding performance achievements--which are far above industry growth norms--are something to be proud of, especially when our competitors are reporting significant reductions in revenue. We see our performance and revenue growth as a clear validation that our business strategy is solid and that our execution of that strategy is absolutely on track.

Let me briefly review for you Tangram's business strategy. Before mid last year, Tangram was known for its IT asset tracking capabilities, which are still recognized today as the best in the business. If you remember, during our investor call back in May, I told

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you that Tangram's corporate objective was to become a leader in the broader lifecycle asset management market space--a market valued in the $4-5 billion range. Today, I'd like to tell you about some of our accomplishments and industry trends that reaffirm our business strategy as well as management's belief that we will meet our objective.

     . First, Tangram is consistently recognized as a strong player in the IT asset management market by industry analysts, such as Gartner and Giga, major media, and customers. We see evidence of this on a regular basis as industry analysts increasingly recommend Tangram's solutions to their clients, and as industry publications rank Tangram among the key asset management vendors. So, our transition from pure IT asset tracking into the larger IT asset management space has proven successful. We are clearly a recognized player. Our goal now is to move Tangram from being just a player into the leadership position, not just for the US market, but internationally as well.

     . On an industry level, we are seeing fast growing interest in asset management from C-level executives. CEOs and CFOs are now joining their CIO counterparts in recognizing the importance of asset management to their daily operations, to their bottom line performance, and to their long-term viability as a company. Whether due to the events of September 11 or the Enron collapse, executive management and their boards are under increased pressure to strictly control and account for all of their corporate assets. These executives are having to face some very tough questions. Could we rebuild our technology infrastructure in the event of a disaster? What financial and legal risks are inherent in our technology base? And how do we minimize our risk exposure? For answers to these questions, top executives are increasingly turning to asset management providers, like Tangram.

     . Industry analysts also confirm the increased organizational interest in IT asset management. Both Gartner and Giga are reporting to us a substantial rise in call volumes from clients looking to better manage and maximize their technology investments. These clients are under greater than ever scrutiny and accountability to reduce IT asset costs while at the same time improve their overall productivity. And, as noted before, more and more industry analysts are recommending Tangram's IT asset management solution.

     . Finally, I'd like to share with you the outcomes of Tangram's first annual Executive Advisory Board Meeting, which was held back in December. At this meeting, Tangram brought together senior executives from some of the top US companies--all of which are Tangram customers-- to discuss Tangram's strategy and plan of execution. This unique forum also allowed us to get inside the minds of these executives to explore the emerging business trends they feel are important to our evolving asset management strategy.

          After 2 days of in-depth discussion, the consensus of the group was that Tangram's asset management strategy is solid. They confirmed that our technology, services, and support are well above competitive offerings. They confirmed that our commitment to world-class customer care is a true differentiator. They confirmed that our phased sales and implementation approach sets us apart in the market and that organizations value the flexibility

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          that our phased approach affords them in prioritizing and addressing their business issues with in their own timeframe and budget. And, finally, they gave us their vote of confidence and support as strategic business partners.

I have just given you a look into why Tangram's management team is encouraged by our business strategy and optimistic about our future as an asset management leader. I would now like to turn the call over to Ron Nabors who will highlight in more detail some of our sales and customer care initiatives and successes.

Ron Nabors:

Thanks Norm.  And good afternoon.

When I came to Tangram in August of 2000, here's what I found:

While having announced its planned move into the asset management space, Tangram was still in its infancy in terms of setting its core business strategy. Market differentiators had not been defined. The sales process did not match the needs of the customer. The sales organization was in disarray, relying exclusively on an indirect sales channel. And the company was in a state of declining revenue.

Since that time, Tangram has made a complete turnaround from the scenario I just painted. Over the last year, we have made tremendous strides into the asset management market. I'd like to highlight six key areas that supported our 2001 growth and position us for continued success in 2002.

     . First, in mid 2001, Tangram released its new lifecycle asset management solution, Enterprise Insight. Since its release, we have closed several significant deals and the product has been steadily gaining market acceptance and positive recognition from customers and industry analysts alike. The sales pipeline for the product is encouraging and on the rise. And we are very pleased with the attention we have received from the market in such a short period of time with this product.

     . Second, while we are focused on growing our Enterprise Insight solution, we also remain committed to our Asset Insight technology. In 2001, we expanded the functionality of Asset Insight to include PDA discovery, software monitoring, and improved Web interfaces. These new customer-focused and cost-containment capabilities played a key role in the signing of several large fourth quarter deals and were instrumental in increasing Asset Insight license revenues by 53% year over year in the US market.

     . Third, 2001 was also a year of significant change for our sales team and our sales process. After carefully evaluating our competitors' sales approach, we recognized that there was a huge opportunity for us to do things differently and better. We weren't going to adopt the "hit and run" sales mentality of our competitors. And unlike our competitors, we weren't going to sell a "suite" solution that is huge, complex, difficult to implement, and devoid of immediate value.

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          Rather, we approach each and every sale as an opportunity to deeply understand our customers' business pains and processes. We work hand-in-hand with our customers to prioritize their asset management requirements and to pinpoint the necessary technology and process changes required. Only then do we execute a phased implementation plan that delivers significant, clear, and measurable value at each and every step.

          In 2001 we also transitioned our US sales model from an exclusive indirect channel to a direct sales approach, which accounted for 76% of 2001 new license revenues. It is through the combination of a direct sales force and our consultative sales approach that Tangram was able to increase its customer base by nearly 30% in 2001; improve product margins by 26%; and close more deals over $100,000 each than ever before, including one of the world's largest financial services firms and a very prominent federal government bureau. Interestingly, 34% of fourth quarter license revenue came from the government sector, which has had an increased emphasis on disaster recovery and security initiatives. We anticipate that government business will continue to contribute strongly to Tangram's 2002 revenue stream.

     . Fourth, instrumental to our customer-centric sales approach is our commitment to world class customer care. To Tangram, "world class customer care" is not just a catchy phrase that we throw around lightly. It is at the core of every customer partnership and the basis for our entire corporate culture. What does customer care mean to us? Whether it is a user reporting a problem to the support team or an executive on our advisory board, customer care starts with listening. It means listening to our customers during the sales process. It means soliciting their input into new product enhancements and services. It means quick and courteous answers to their questions. It means involving them in shaping Tangram's future. Basically, it means treating our customers the way they should be treated--the way you would want to be treated as a customer.

          What does that get Tangram? A lot! In our customer care survey conducted in December, our customer satisfaction ratings jumped 20 percentage points from six months previous, when our customer care initiatives were launched. Our customers are satisfied. They are loyal. Our customers serve as good references for us with new prospects. In addition to that, over 30% of our 2001 revenue stream came from our existing customer base--"a record"--pointing to the fact that satisfied customers are open to buying additional products and services from Tangram.

          In 2001, we also launched a new 3-tiered customer support program. This program allows our customers to choose a support level appropriate for their needs and provides ongoing education to assure that they get sustained value from their asset management practice. This new tiered support offering--which is unique to Tangram and revolutionary in the software industry--was instrumental in Tangram achieving a 95% retention rate on maintenance revenue in 2001. All of these measurements are strong indicators telling us that our world class customer care initiatives are taking root and beginning to have a real financial impact.

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     .    Fifth, in 2001, we also made significant enhancements to our services offerings. In line with Gartner Group's estimate that effective asset management is 80% process and 20% tool, our services focus on helping customers establish and manage the processes behind an on-going asset management initiative. Our professional consultants help customers with everything from getting an asset management program off the ground to resolving pointed business issues, such as software licensing or merger and acquisition assistance. It is due to these service enhancements that Tangram realized a 27% increase in services revenue for the year. And we anticipate that in the coming quarters, services will become an increasingly larger percentage of our overall sales revenue.

     . Sixth, on the international sales front in 2001, Tangram established a far-reaching network of European distributors who represent Tangram's family of asset management solutions exclusively. Through this distributor network, Tangram's products are now marketed and sold throughout Italy, Spain, Portugal, Scandinavia, Switzerland, Ireland, and the U.K And we expect to announce a German distributor very shortly. At the end of 2001, our European strategy is delivering real results with many of Europe's leading organizations a part of the Tangram customer family, including: one of Europe's top telephone companies, one of the world's largest oil companies, a leading European pharmaceutical company, and a couple of the world's largest banks.

To wrap up, 2001 was a transitional year for Tangram. We entered the asset management market with a brand new strategy. We launched a new asset management product, Enterprise Insight. We expanded and enhanced the functionality of Asset Insight. We implemented our new consultative sales approach and customer care initiative. And we significantly expanded our market coverage into Europe.

In 2002 we will continue to expand our distribution channel, both domestically and internationally. We will introduce new products and product enhancements. And we will continue to expand our service offerings. All in all, we are confident that we can build on our 2001 successes and are positioned for an excellent 2002.

I will now turn the call back to Norm for some closing remarks.

Norm Phelps:
Thanks Ron.

So, as you can see, we have built a solid foundation in 2001. We believe that our strategy has been validated, our technology and services are top-notch, and we have the employee talent and drive in place for continued growth and improvement in 2002.

Neither Tangram nor anyone else can predict with certainty where the economy will go over the next few quarters. However, assuming a stable or improving economy, we are very bullish about Tangram's future performance. As always, we will keep tight control over expenses and staffing levels to reflect economic conditions. Coupling these expense

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controls with the expected market demand for IT asset management solutions, we believe that we will be able to achieve 20-30% revenue growth and profitability in 2002.

Tangram's management team appreciates your continued support and interest and we look forward to a promising 2002. With that, I would now like to open the call to questions.

No questions from call participants.

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